UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 12, 2013

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On September 12, 2013, Comstock Resources, Inc. ("Comstock" or the "Company") announced the redemption of its 8⅜% Senior Notes due 2017 (CUSIP No. 205768AG9).  The aggregate principal amount of the notes outstanding of $298 million is being redeemed at a price equal to 104.188% of the principal amount for a total payment of approximately $310 million plus accrued and unpaid interest.  The redemption of the notes is scheduled to occur on Octobr 15, 2013.  Bank of New York Mellon is the trustee for the notes and serving as the paying agent for this transaction.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	Press Release dated September 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: September 12, 2013	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President, Chief Financial Officer and Secretary